UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2010, the Board of Directors of Optical Cable Corporation (the “Company”) approved Amended and Restated Bylaws (“Amended Bylaws”) of the Company. The effective date of the Amended Bylaws was October 15, 2010. All of the changes approved by the Board of Directors are shown as compared to the Company’s bylaws previously in effect on the redline filed herewith as Exhibit 3.1, which is incorporated herein by reference. Changes to the Company’s bylaws previously in effect and now a part of the Amended and Restated Bylaws include the following:

Section Number	Description of Modification
1.2	The Board of Directors will appoint a chairman of shareholder meetings, rather than a majority of the shareholders, if the Chairman or President of the Company decline to serve in that capacity.
1.3	Allow the Board to designate a different annual meeting date than the default date of the last Tuesday in March of each year.
1.3	Clarify who constitutes a “shareholder of record” eligible to bring business before the annual meeting of shareholders.
1.3	Clarify that except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the notice of meeting given by the Board of Directors, Section 1.3 contains the only means by which a shareholder may propose business to be brought before an annual meeting of shareholders.
1.3	Increase the advance notice period for business to be brought by a shareholder of record before the shareholders at an annual meeting to not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders.
1.3	Require that a shareholder of record who intends to bring business before an annual meeting of shareholders provide additional information and disclosures, including with respect to various agreements and arrangements regarding the securities of the Company and whether the shareholder or any shareholder associated person intends, or is part of a group that intends, to deliver or solicit proxies to approve or adopt the proposal.

1.4	Limit, here and elsewhere in the bylaws, the election of directors by shareholders to annual meetings of shareholders.
1.6	Amended to provide that if any of the actions to be considered at a meeting give rise to dissenters’ rights, the notice of the meeting must also state that the shareholders are or may be entitled to assert dissenters’ rights and be accompanied by the relevant article of the Virginia Stock Corporation Act.
2.2	Clarify, consistent with Virginia law, that unless a director dies, resigns or is removed by a vote of the shareholders, every director will hold office for the term elected or until a successor to such director has been elected.
2.3	Clarify who constitutes a “shareholder of record” eligible to nominate a director for election by the shareholders at an annual meeting of shareholders.
2.3	Increase the advance notice period for a shareholder of record to nominate a director for election by the shareholders at an annual meeting of shareholders to not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders.
2.3	Require that a shareholder of record who intends to nominate a director for election by the shareholders at an annual meeting of shareholders provide additional information and disclosures, including with respect to various agreements and arrangements regarding the securities of the Company and whether the shareholder or a shareholder associated person intends, or is part of a group that intends, to deliver or solicit proxies to elect such director.
2.5	Clarify that a director who is elected by the Board of Directors to fill a vacancy on the Board will serve until the next annual meeting of shareholders or until a successor is elected.
3.3, 3.4 and 3.5	Amend bylaw provisions regarding the composition and responsibilities of the Audit Committee and Compensation Committee of the Board of Directors to conform to current NASDAQ listing requirements. Add a new provision addressing the composition and responsibilities of the Nominating and Governance Committee of the Board of Directors.
4.7	Combine the description of the duties of the Chief Financial Officer and/or Treasurer of the Company into one bylaw provision.
4.9	Provide that specified officers of the Company may take various actions on behalf of the Company with respect to shares or other equity interests held by the Company in other entities, including voting those shares or interests.
5.5	Added to indicate that the Company will be entitled to treat the holder of record of any shares as the owner thereof and will not be bound to recognize any equitable claim or other claim to or interest in such shares.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
3.1	Redline of Amended and Restated Bylaws effective October 15, 2010 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: October 20, 2010